UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2005

Duraswitch Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-15069	88-0308867
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

234 South Extension Road Mesa, Arizona	85210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 586-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

          On April 29, 2005, Duraswitch extended Robert J. Brilon’s employment agreement through June 30, 2005.  Mr. Brilon serves as the Company’s Chief Executive Officer, President and Chief Financial Officer.  The Compensation Committee of the Duraswitch Board of Directors is finalizing the terms of a new employment agreement with Mr. Brilon which we expect to be executed prior to June 30, 2005.

          The material terms of our employment agreement with Mr. Brilon are as follows:

          Under the agreement, which was entered into during November 1998, we agreed to pay Mr. Brilon an annual salary and an annual profit incentive bonus equal to 5% of our net income before income taxes, goodwill amortization, and other non-cash charges during the relevant fiscal year.  The term of the profit incentive portion of his agreement was also extended one year through December 31, 2005. We also provide Mr. Brilon with full medical benefits and an automobile allowance of $700 per month plus expenses.  In the event Mr. Brilon’s employment is terminated by us for any reason other than Mr. Brilon’s breach of the agreement, a change of control of our company, or a termination for cause, we will pay Mr. Brilon an amount equal to two times his annual salary during the two-year period following his termination.  During that period and continuing until Mr. Brilon finds alternate employment or he reaches age 65, we agreed to pay Mr. Brilon’s family medical and dental benefits.  All unvested stock options held by Mr. Brilon on the date of termination would vest and become immediately exercisable.  In the event Mr. Brilon’s employment is terminated by reason of his death, disability, for cause, or if he unilaterally terminates his employment, we agreed to pay Mr. Brilon his base salary and benefits for a one-year period following the date of termination.  In the event of a change of control of our company (as defined in the agreement), Mr. Brilon will receive an amount equal to 2.99 times his base salary payable in a lump sum on the closing date of the change of control.  All unvested stock options held by Mr. Brilon as of the effective date of the change of control will vest and become immediately exercisable.  In the event of a merger or acquisition, including any merger or acquisition of our company that occurs within 12 months of our termination of Mr. Brilon’s employment, Mr. Brilon will be entitled to receive an incentive bonus equal to 5% of the gross consideration given by the acquiring third party.

          The agreement also contains provisions prohibiting Mr. Brilon from competing with us for a period of two years following termination of his employment, taking certain actions intended to solicit other persons to terminate their business relationship with us or to terminate his or her employment relationship with us, and making unauthorized use or disclosure of our trade names, fictitious names, or confidential information.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURASWITCH INDUSTRIES, INC.
(Registrant)
Date: May 5, 2005
	By:	/s/ ROBERT J. BRILON

Robert J. Brilon
President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (Principal Executive, Financial and Accounting Officer)